As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-188919

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6711	55-0641179
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348 8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard M. Adams

United Bankshares, Inc.

P. O. Box 393

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348 8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Sandra M. Murphy, Esq.	Jacob A. Lutz III, Esq.
Bowles Rice LLP	Troutman Sanders LLP
600 Quarrier Street	1001 Haxall Point
P.O. Box 1386	Richmond, Virginia 23219
Charleston, West Virginia 25325	(804) 697-1490
(304) 347-1131

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

United Bankshares, Inc. is filing this Amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-188919) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 8.1 (Tax Opinion of Bowles Rice LLP) and Exhibit 8.2 (Tax Opinion of Troutman Sanders LLP), which have been amended to include as an additional opinion the statements made in the “Consequences to Shareholders” portion of the “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” section of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, an Exhibit Index and Exhibits 8.1 and 8.2 filed herewith. The prospectus and joint proxy statement is unchanged and has been omitted.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parkersburg, State of West Virginia, on September 6, 2013.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Chairman of the Board and Chief Executive Officer

By:	/s/ Steven E. Wilson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Richard M. Adams Richard M. Adams	Chairman of the Board, Director, and Chief Executive Officer	September 6, 2013

/s/ Steven E. Wilson Steven E. Wilson	Chief Financial Officer, Chief Accounting Officer	September 6, 2013

* Robert G. Astorg	Director	September 6, 2013

* W. Gaston Caperton, III	Director	September 6, 2013

* Lawrence K. Doll	Director	September 6, 2013

* Theodore J. Georgelas	Director	September 6, 2013

* F. T. Graff, Jr.	Director	September 6, 2013

* Douglas J. Leech	Director	September 6, 2013

* John M. McMahon	Director	September 6, 2013

* J. Paul McNamara	Director	September 6, 2013

* Mark R. Nesselroad	Director	September 6, 2013

* William C. Pitt, III	Director	September 6, 2013

Signatures	Title	Date

* Donald L. Unger	Director	September 6, 2013

* Mary K. Weddle	Director	September 6, 2013

* Gary G. White	Director	September 6, 2013

* P. Clinton Winter, Jr.	Director	September 6, 2013

*Signed pursuant to Powers of Attorney dated May 29, 2013, included as part of the signature page to the Registration Statement on Form S-4 for United Bankshares, Inc. filed May 29, 2013.

/s/ Richard M. Adams
Richard M. Adams
Chairman of the Board, Director and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Reorganization, dated as of January 29, 2013, by and between United Bankshares, Inc. and Virginia Commerce Bancorp, Inc. (included as Appendix A to the prospectus and joint proxy statement).

2.2	Supplement for Merger Sub Accession to Merger Agreement dated as of May 30, 2013.*

3.1	Amended and Restated Articles of Incorporation of United Bankshares, Inc. as in effect on the date hereof (incorporated by reference to Exhibit 3.1 to United Bankshares’ Current Report on Form 8-K dated December 23, 2008 and filed December 31, 2008).

3.2	Restated Bylaws of United Bankshares, Inc., as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to United Bankshares’ Current Report on Form 8-K dated January 25, 2010 and filed January 29, 2010).

5.1	Opinion of Bowles Rice LLP, including consent.*

8.1	Tax Opinion of Bowles Rice LLP, including consent.

8.2	Tax Opinion of Troutman Sanders LLP, including consent.

21	Subsidiaries of Registrant (Incorporated herein by reference to United Bankshares, Inc.’s Form 10-K for the year ended December 31, 2012).

23.1	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 5.1).*

23.2	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 8.1).

23.3	Consent of Troutman Sanders LLP (included in Legal Opinion, Exhibit 8.2).

23.4	Consent of Ernst & Young LLP.*

23.5	Consent of Yount, Hyde & Barbour, P.C.*

23.6	Consent of Keefe, Bruyette & Woods, Inc.*

23.7	Consent of Sandler O’Neill & Partners, L.P.*

24	Powers of Attorney (signature page).*

99.1	Form of Proxy Card for United Bankshares, Inc.*

99.2	Form of Proxy Card for Virginia Commerce Bancorp, Inc.*

* Previously filed.